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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-2

Section 7.3 Indenture                     Distribution Date:             8/15/00

(I)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      4,876,531.25
             Class B Note Interest Requirement                        417,856.77
             Class C Note Interest Requirement                        567,541.58
                       Total                                        5,861,929.61

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           5.41837
             Class B Note Interest Requirement                           5.57142
             Class C Note Interest Requirement                           5.88559

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                        900,000,000
               Class B Note Principal Balance                         75,000,000
               Class C Note Principal Balance                         96,429,000

(iv)    Amount on deposit in Owner Trust Spread Account            10,714,290.00

(v)     Required Owner Trust Spread Account Amount                 10,714,290.00



                                         By:             ------------------

                                         Name:           Patricia M. Garvey
                                         Title:          Vice President